Exhibit 99

MASCO CORPORATION REPORTS FOURTH QUARTER
AND 2020 YEAR-END RESULTS

Highlights

•Sales for the fourth quarter increased 13 percent to $1,860 million; in local currency, sales increased 12 percent
•Operating profit for the quarter increased 20 percent to $307 million; adjusted operating profit increased 20 percent to $309 million
•Earnings per share from continuing operations for the quarter increased 30 percent to $0.73 per share; adjusted earnings per share from continuing operations increased 36 percent to $0.75 per share
•2021 earnings per share from continuing operations expected to be in the range of $1.80 – $2.00 per share, and on an adjusted basis, to be in the range of $3.25 – $3.45 per share
•Board announces its intent to increase annual dividend 68 percent to $0.94 per share from $0.56 per share, beginning in the second quarter, and authorizes new $2.0 billion share repurchase program

LIVONIA, Mich. (February 9, 2021) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its results for the fourth quarter and full year of 2020.

2020 Fourth Quarter Commentary

•On a reported basis, compared to fourth quarter 2019:
•Net sales increased 13 percent to $1,860 million; in local currency, net sales increased 12 percent
•In local currency, North American sales increased 13 percent and international sales increased 8 percent
•Gross margin increased 100 basis points to 35.5 percent from 34.5 percent
•Operating margin increased 90 basis points to 16.5 percent from 15.6 percent
•Income from continuing operations increased to $0.73 per share, compared to $0.56 per share
•Compared to fourth quarter 2019, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent (reduced from previously guided normalized tax rate of 26%), were as follows:
•Gross margin increased 100 basis points to 35.6 percent from 34.6 percent
•Operating margin increased 90 basis points to 16.6 percent from 15.7 percent
•Income from continuing operations increased to $0.75 per share, compared to $0.55 per share
•Liquidity at the end of the fourth quarter was $2,326 million (including availability under revolving credit facility)
•Plumbing Products’ net sales increased 14 percent (12 percent excluding the impact of foreign currency)
•Decorative Architectural Products’ net sales increased 12 percent

“We experienced robust demand in the fourth quarter, operated safely and efficiently, and finished the year strong,” said Keith Allman, Masco’s President and CEO. “We continued to successfully execute our strategy, which resulted in earnings per share growth of 36 percent and a net sales increase of 13 percent. We also returned $162 million to shareholders through share repurchases and dividends during the fourth quarter, and recently completed three bolt-on acquisitions, which we expect to contribute approximately 3% top-line growth in 2021.”

2020 Full Year Key Results

•Sales for the year increased 7 percent to $7,188 million; in local currency, sales increased 7 percent
•Operating profit grew 19 percent to $1,295 million; adjusted operating profit grew 18 percent to $1,306 million
•Returned $872 million to shareholders through share repurchases and dividends
•Earnings per share from continuing operations for the year grew 38 percent to $3.04 per share; adjusted earnings per share from continuing operations grew 37 percent to $3.12 per share

2020 Full Year Commentary

•On a reported basis, compared to full year 2019:
•Net sales increased 7 percent to $7,188 million
•In local currency, North American sales increased 9 percent and international sales decreased 1 percent
•Gross margin increased 60 basis points to 36.0 percent from 35.4 percent
•Operating margin increased 180 basis points to 18.0 percent from 16.2 percent
•Operating profit increased 19 percent to $1,295 million from $1,088 million
•Income from continuing operations increased 38 percent to $3.04 per share compared to $2.20 per share
•Compared to full year 2019, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 25 percent, were as follows:
•Gross margin increased 60 basis points to 36.1 percent from 35.5 percent
•Operating margin increased 170 basis points to 18.2 percent from 16.5 percent
•Operating profit increased 18 percent to $1,306 million from $1,110 million
•Income from continuing operations increased 37 percent to $3.12 per share compared to $2.28 per share

“We closed out 2020 on a high note and our results for the year demonstrate the power of Masco’s differentiated portfolio of leading repair and remodel brands, strong cash generation capabilities, and most of all, the commitment of our people,” said Allman. “In an ever-changing environment, our employees continued to meet the needs of our customers and deliver value for our shareholders. Thanks to their dedicated efforts, we surpassed our previously guided expectation of achieving $2.80 – $3.00 of adjusted earnings per share in 2021, a full year earlier than planned.”

“We anticipate the demand for our products will remain strong in 2021,” said Allman. “The key housing fundamentals that drive our business, such as home price appreciation and existing home turnover, improved during the second half of 2020, and consumers are clearly viewing the value of their homes more favorably in light of the pandemic. Given these dynamics, we anticipate 2021 adjusted earnings per share to range from $3.25 to $3.45 per share.”

Dividend and Share Repurchase Authorization

Masco’s Board of Directors announced its intention to increase the Company’s annual dividend to $0.94 per share from $0.56 per share, a 68 percent increase, beginning in the second quarter of 2021.

The Board also approved a new $2.0 billion share repurchase authorization effective February 10, 2021, replacing the existing authorization.

“The anticipated dividend increase we’ve announced today, along with the new $2.0 billion share repurchase authorization, underscores our strong financial position and the Board’s confidence in our future,” concluded Allman.

About Masco

Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and Hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.

The 2020 fourth quarter and full year supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.

Conference Call Details

A conference call regarding items contained in this release is scheduled for Tuesday, February 9, 2021 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (855) 226-2726 (855-22MASCO) and from outside the U.S. at (706) 679-3614. Please use the conference identification number 1576288. The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.

A replay of the call will be available on Masco’s website or by phone by dialing (855) 859-2056 and from outside the U.S. at (404) 537-3406. Please use the conference identification number 1576288. The telephone replay will be available approximately two hours after the end of the call and continue through March 9, 2021.

Safe Harbor Statement

This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.

Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and reputation and to develop innovative products, our ability to maintain our competitive position in our industries, our reliance on key customers, the length and severity of the ongoing COVID-19 pandemic, including its impact on domestic and international economic activity, consumer confidence, our production capabilities, our employees and our supply chain, the cost and availability of materials and the imposition of tariffs, our dependence on third-party suppliers, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have and may acquire, our ability to attract, develop and retain talented and diverse personnel, risks associated with our reliance on information systems and technology, and our ability to achieve the anticipated benefits from our investments in new technology. These and other factors are discussed in detail in Item 1A "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact

David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three Months and Years Ended December 31, 2020 and 2019
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net sales	$1,860	$1,639	$7,188	$6,707
Cost of sales	1,200	1,074	4,601	4,336
Gross profit	660	565	2,587	2,371

Selling, general and administrative expenses	353	310	1,292	1,274
Impairment charge for other intangible assets	—	—	—	9
Operating profit	307	255	1,295	1,088

Other income (expense), net:
Interest expense	(34)	(40)	(144)	(159)
Other, net	2	2	(20)	(15)
	(32)	(38)	(164)	(174)
Income from continuing operations before income taxes	275	217	1,131	914

Income tax expense	67	49	269	230
Income from continuing operations	208	168	862	684

Income from discontinued operations, net	3	295	414	296
Net income	211	463	1,276	980

Less: Net income attributable to noncontrolling interest	16	10	52	45
Net income attributable to Masco Corporation	$195	$453	$1,224	$935

Income per common share attributable to Masco Corporation (diluted):
Income from continuing operations	$0.73	$0.56	$3.04	$2.20
Income from discontinued operations, net	0.01	1.03	1.55	1.02
Net income	$0.74	$1.59	$4.59	$3.22

Average diluted common shares outstanding	261	282	264	288

Amounts attributable to Masco Corporation:
Income from continuing operations	$192	$158	$810	$639
Income from discontinued operations, net	3	295	414	296
Net income	$195	$453	$1,224	$935

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2020 and 2019
(dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,860	$1,639	$7,188	$6,707

Gross profit, as reported	$660	$565	$2,587	$2,371
Rationalization charges	2	2	9	9
Gross profit, as adjusted	$662	$567	$2,596	$2,380

Gross margin, as reported	35.5%	34.5%	36.0%	35.4%
Gross margin, as adjusted	35.6%	34.6%	36.1%	35.5%

Selling, general and administrative expenses, as reported	$353	$310	$1,292	$1,274
Rationalization charges	—	—	2	4
Selling, general and administrative expenses, as adjusted	$353	$310	$1,290	$1,270

Selling, general and administrative expenses as percent of net sales, as reported	19.0%	18.9%	18.0%	19.0%
Selling, general and administrative expenses as percent of net sales, as adjusted	19.0%	18.9%	17.9%	18.9%

Operating profit, as reported	$307	$255	$1,295	$1,088
Rationalization charges	2	2	11	13
Impairment charge for other intangible assets	—	—	—	9
Operating profit, as adjusted	$309	$257	$1,306	$1,110

Operating margin, as reported	16.5%	15.6%	18.0%	16.2%
Operating margin, as adjusted	16.6%	15.7%	18.2%	16.5%

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three Months and Years Ended December 31, 2020 and 2019
(in millions, except per common share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Income Per Common Share Reconciliation

Income from continuing operations before income taxes, as reported	$275	$217	$1,131	$914
Rationalization charges	2	2	11	13
Impairment charge for other intangible assets	—	—	—	9
Pension costs associated with expected terminated plans	6	—	23	—
Income related to an escrow settlement	(9)	—	(9)	—
Currency translation loss on liquidation of dormant entities	9	—	9	—
(Earnings) from equity investments, net	(2)	—	(3)	(1)
Loss on extinguishment of debt	—	—	6	—
Income from continuing operations before income taxes, as adjusted	281	219	1,168	935
Tax at 25% rate	(70)	(55)	(292)	(234)
Less: Net income attributable to noncontrolling interest	16	10	52	45
Income from continuing operations, as adjusted	$195	$154	$824	$656

Income from continuing operations per common share, as adjusted	$0.75	$0.55	$3.12	$2.28

Average diluted common shares outstanding	261	282	264	288

Outlook for the Year Ended December 31, 2021

	Year Ended December 31, 2021
	Low End	High End
Income Per Common Share Reconciliation

Income from continuing operations per common share	$1.80	$2.00
Rationalization charges	0.01	0.01
Pension costs associated with expected terminated plans (1)	1.42	1.42
Allocation to participating securities per share (2)	0.02	0.02
Income from continuing operations per common share, as adjusted	$3.25	$3.45

(1) Represents costs associated with our qualified domestic defined-benefit pension plans that are expected to be terminated in 2021.
(2) Represents the impact of distributed dividends and undistributed earnings to unvested restricted stock awards in accordance with the two-class method of calculating earnings per share.
Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
December 31, 2020 and 2019
(dollars in millions)

	December 31, 2020	December 31, 2019
Balance Sheet
Assets
Current Assets:
Cash and cash investments	$1,326	$697
Receivables	1,138	997
Inventories	876	754
Prepaid expenses and other	149	90
Assets held for sale	—	173
Total Current Assets	3,489	2,711

Property and equipment, net	908	878
Goodwill	563	509
Other intangible assets, net	357	259
Operating lease right-of-use assets	166	176
Other assets	294	139
Assets held for sale	—	355
Total Assets	$5,777	$5,027

Liabilities
Current Liabilities:
Accounts payable	$893	$697
Notes payable	3	2
Accrued liabilities	1,038	700
Liabilities held for sale	—	149
Total Current Liabilities	1,934	1,548

Long-term debt	2,792	2,771
Noncurrent operating lease liabilities	149	162
Other liabilities	481	589
Liabilities held for sale	—	13
Total Liabilities	5,356	5,083

Equity	421	(56)
Total Liabilities and Equity	$5,777	$5,027

	As of December 31,
	2020	2019
Other Financial Data
Working Capital Days
Receivable days	54	54
Inventory days	72	67
Payable days	71	68
Working capital	$1,121	$1,054
Working capital as a % of sales (LTM) (1)	15.6%	15.7%

(1) Working capital as a % of sales for 2020, excluding acquisitions made in the fourth quarter, was 15.2%.
Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Years Ended December 31, 2020 and 2019

                (dollars in millions)

	Year Ended December 31,
	2020	2019
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$851	$839
Working capital changes	102	(6)
Net cash from operating activities	953	833

Cash Flows From (For) Financing Activities:
Retirement of notes	(400)	(201)
Purchase of Company common stock	(727)	(896)
Cash dividends paid	(145)	(144)
Dividends paid to noncontrolling interest	(23)	(42)
Issuance of notes, net of issuance costs	415	—
Payment of debt	(2)	(8)
Debt extinguishment costs	(5)	(2)
Proceeds from the exercise of stock options	26	27
Employee withholding taxes paid on stock-based compensation	(25)	(23)
Credit Agreement and other financing costs	—	(2)
Net cash for financing activities	(886)	(1,291)

Cash Flows From (For) Investing Activities:
Capital expenditures	(114)	(162)
Acquisition of businesses, net of cash acquired	(227)	—
Proceeds from disposition of businesses, net of cash disposed	870	722
Other, net	2	22
Net cash from investing activities	531	582

Effect of exchange rate changes on cash and cash investments	31	14

Cash and Cash Investments:
Increase for the year	629	138
At January 1	697	559
At December 31	$1,326	$697

	As of December 31,
	2020	2019
Liquidity
Cash and cash investments	$1,326	$697
Revolver availability	1,000	1,000
Total Liquidity	$2,326	$1,697

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three Months and Years Ended December 31, 2020 and 2019
(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
Plumbing Products
Net sales	$1,172	$1,026	14%	$4,136	$3,984	4%

Operating profit, as reported	$223	$178		$806	$708
Operating margin, as reported	19.0%	17.3%		19.5%	17.8%

Rationalization charges	1	2		6	13
Accelerated depreciation related to rationalization activity	—	—		1	—
Operating profit, as adjusted	224	180		813	721
Operating margin, as adjusted	19.1%	17.5%		19.7%	18.1%

Depreciation and amortization	22	21		83	80
EBITDA, as adjusted	$246	$201		$896	$801

Decorative Architectural Products
Net sales	$688	$613	12%	$3,052	$2,723	12%

Operating profit, as reported	$108	$100		$583	$480
Operating margin, as reported	15.7%	16.3%		19.1%	17.6%

Rationalization charges	1	—		4	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	109	100		587	489
Operating margin, as adjusted	15.8%	16.3%		19.2%	18.0%

Depreciation and amortization	10	10		41	41
EBITDA, as adjusted	$119	$110		$628	$530

Total
Net sales	$1,860	$1,639	13%	$7,188	$6,707	7%

Operating profit, as reported - segment	$331	$278		$1,389	$1,188
General corporate expense, net	(24)	(23)		(94)	(100)
Operating profit, as reported	307	255		1,295	1,088
Operating margin, as reported	16.5%	15.6%		18.0%	16.2%

Rationalization charges - segment	2	2		10	13
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	309	257		1,306	1,110
Operating margin, as adjusted	16.6%	15.7%		18.2%	16.5%

Depreciation and amortization - segment	32	31		124	121
Depreciation and amortization - non-operating	2	2		8	9
EBITDA, as adjusted	$343	$290		$1,438	$1,240
Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three Months and Years Ended December 31, 2020 and 2019
(dollars in millions)

	Three Months Ended December 31,			Year Ended December 31,
	2020	2019	Change	2020	2019	Change
North American
Net sales	$1,468	$1,295	13%	$5,805	$5,328	9%

Operating profit, as reported	$268	$228		$1,167	$987
Operating margin, as reported	18.3%	17.6%		20.1%	18.5%

Rationalization charges	2	2		10	13
Accelerated depreciation related to rationalization activity	—	—		1	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	270	230		1,178	1,009
Operating margin, as adjusted	18.4%	17.8%		20.3%	18.9%

Depreciation and amortization	20	20		80	81
EBITDA, as adjusted	$290	$250		$1,258	$1,090

International
Net sales	$392	$344	14%	$1,383	$1,379	—%

Operating profit, as reported	$63	$50		$222	$201
Operating margin, as reported	16.1%	14.5%		16.1%	14.6%

Depreciation and amortization	12	11		44	40
EBITDA	$75	$61		$266	$241

Total
Net sales	$1,860	$1,639	13%	$7,188	$6,707	7%

Operating profit, as reported - segment	$331	$278		$1,389	$1,188
General corporate expense, net	(24)	(23)		(94)	(100)
Operating profit, as reported	307	255		1,295	1,088
Operating margin, as reported	16.5%	15.6%		18.0%	16.2%

Rationalization charges - segment	2	2		10	13
Accelerated depreciation related to rationalization activity - segment	—	—		1	—
Impairment charge for other intangible assets	—	—		—	9
Operating profit, as adjusted	309	257		1,306	1,110
Operating margin, as adjusted	16.6%	15.7%		18.2%	16.5%

Depreciation and amortization - segment	32	31		124	121
Depreciation and amortization - non-operating	2	2		8	9
EBITDA, as adjusted	$343	$290		$1,438	$1,240

Historical information is available on our website.